EXHIBIT 23.1

     [LOGO                       DAVIS COMPANY
    OMITTED]              Certified Public Accountants
                     4351 Crow Road - Beaumont, Texas 77706
                            Telephone (409) 347-0386
                               Fax (409) 347-2813

--------------------------------------------------------------------------------



                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the use of our report dated July 28, 2006 with respect to the financial statements of Crochet & Borel Services, Inc. as of, and for the years ended December 31, 2005 and 2004, included in the Current Report of Form 8-K/A filed by Charys Holding Company, Inc. dated August 28, 2006.


                                       /s/ Davis Company

August 28, 2006
Beaumont, Texas